Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports of the Frontier Group Bargaining Unit Employees’ Retirement Savings Plan included in this Form 11-K, into the previously filed Registration Statements on Form S-8 (File No. 033-52025) of Frontier Corporation (now known as Global Crossing North America, Inc.) and Form S-8 (File Nos. 333-86693 and 333-94893) of Global Crossing Ltd.

Sincerely,

/S/    INSERO, KASPERSKI, CIACCIA & CO., P.C.

Insero, Kasperski, Ciaccia & Co., P.C.

Certified Public Accountants

Rochester, New York

May 8, 2003